UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2005

Columbia Equity Trust, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32536	20-1978579
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1750 H Street, N.W., Suite 500, Washington, District of Columbia		20006
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(202) 303-3080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 14, 2005, Columbia Equity Trust, Inc. (the "Company") filed a current report on Form 8-K disclosing that the Company entered into separate material definitive agreements for the acquisition of three commercial office properties.

On November 11, 2005, the Company entered into a material definitive agreement (the "1025 Vermont Purchase Agreement") with 1025 Vermont Investors, L.L.C. ("Investors") an affiliate of Cambridge Holdings Limited Partnership ("Cambridge") to acquire a twelve-story, approximately 115,000 square foot office building located in Washington, DC ("1025 Vermont") for $34,300,000. The Company expects to fund a portion of the transaction with proceeds from a revolving credit facility and the assumption of an approximate $19,000,000 mortgage loan which bears interest at 4.91% and matures in January 2010. The purchase of 1025 Vermont is subject to customary closing conditions, including the satisfactory completion by the Company of a due diligence review during its inspection periods.

The Company has committed to make a total deposit of $600,000 for 1025 Vermont. If the Company does not elect to terminate the 1025 Vermont Purchase Agreement on or before November 18, 2005, the deposit will be credited toward the purchase price of 1025 Vermont at the time of closing. If the Company elects to terminate the 1025 Vermont Purchase Agreement after November 18, 2005, but prior to closing, the escrow agent will release the deposit to Investors except in the event of a failure of a condition to closing or an uncured default by Investors.

There are no material relationships between the Company and Investors or Cambridge. The Company provides no assurance that it will complete the purchase of 1025 Vermont.

On November 11, 2005, the Company entered into a material definitive agreement (the "ELV Purchase Agreement") with Carfax Enterprises Limited Partnership ("Carfax"), an affiliate of E.L. Vaduz Enterprises, Inc. ("ELV") to acquire a two building portfolio ("ELV Portfolio") which includes a four-story, approximately 50,000 square foot office building located in Alexandria, Virginia ("625 Slaters Lane") and a three-story, approximately 65,000 square foot office building located in Oakton, Virginia ("Oakton Corporate Center") for $26,850,000. The Company expects to fund the transaction with proceeds from a revolving credit facility. The purchase of the ELV Portfolio is subject to customary closing conditions, including the satisfactory completion by the Company of a due diligence review during its inspection periods.

The Company has committed to make a total deposit of $1,000,000 for the ELV Portfolio. If the Company does not elect to terminate the ELV Purchase Agreement on or before November 25, 2005, the deposit will be credited toward the purchase price of the ELV Portfolio at the time of closing. If the Company elects to terminate the ELV Purchase Agreement after November 25, 2005, but prior to closing, the escrow agent will release the deposit to Carfax except in the event of a failure of a condition to closing or an uncured default by Carfax.

There are no material relationships between the Company and Carfax or ELV. The Company provides no assurance that it will complete the purchase of the ELV Portfolio.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Columbia Equity Trust, Inc.

November 14, 2005	By:	/s/ John A. Schissel

Name: John A. Schissel
Title: Chief Financial Officer